SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2017

WESTERN REFINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32721	20-3472415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 North Clark Drive

El Paso, Texas 79905

(Address of principal executive office) (Zip Code)

(915) 775-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 1, 2017, pursuant to the Agreement and Plan of Merger, dated as of November 16, 2016 (the “Merger Agreement”), by and among Western Refining, Inc., a Delaware corporation (“Western Refining” or the “Company”), Tesoro Corporation, a Delaware corporation (“Tesoro”), Tahoe Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Tesoro (“Merger Sub 1”), and Tahoe Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of Tesoro, Merger Sub 1 was merged with and into Western Refining, with Western Refining surviving such merger as a wholly owned subsidiary of Tesoro (the “Merger”).

On June 1, 2017, the Company notified the New York Stock Exchange (“NYSE”) that, effective upon the consummation of the Merger, each outstanding share of common stock of the Company was converted into the right to receive shares of Tesoro common stock and/or cash in accordance with the terms of the Merger Agreement. On June 2, 2017, the NYSE filed a notification on Form 25 with the SEC with respect to the Company’s common stock to request removal of the Company’s common stock from listing on the NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file as promptly as practicable with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Refining, Inc. (Registrant)

Date: June 2, 2017	By:	/s/ Blane W. Peery
	Name:	Blane W. Peery
	Title:	Vice President and Controller